Exhibit 24
POWER OF ATTORNEY
     The undersigned, a Director of Arbitron Inc. (the “Company”), a Delaware corporation, does hereby make, nominate and appoint SEAN R. CREAMER and DOLORES L. CODY, and each of them, to be my attorney-in-fact for six months from the date hereof, with full power and authority to execute for and on behalf of the undersigned the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; provided that such Form 10-K is first reviewed by the Audit Committee of the Board of Directors of the Company and by my attorney-in-fact, and his/her name, when thus signed, shall have the same force and effect as though I had manually signed such Form 10-K.
     I have signed this Power of Attorney as of November 15, 2005.

/s/ Alan W. Aldworth

Alan W. Aldworth

/s/ Shellye L. Archambeau

Shellye L. Archambeau

/s/ Erica Farber

Erica Farber

/s/ Philip Guarascio

Philip Guarascio

/s/ Larry E. Kittelberger

Larry E. Kittelberger

/s/ Luis G. Nogales

Luis G. Nogales

/s/ Lawrence Perlman

Lawrence Perlman

/s/ Richard A. Post

Richard A. Post